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                                                                EXHIBIT 99(j)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 25 to the Registration Statement under the Securities Act of 1933 and Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940 (File Nos. 2-98755 and 811-4350, respectively) of our report dated February 5, 1999 on our audit of the financial statements and financial highlights of Market Street Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 1998 and for the respective periods then ended. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, PA

January 21, 2000